PricewaterhouseCoopers LLP
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Detroit, MI 48243-1507
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                                                                     EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194,
         33-50238, 33-54275, 33-54283, 33-54344, 33-54348, 33-54735, 33-54737,
         33-56785, 33-58255, 33-58785, 33-61107, 33-64605, 33-64607, 333-02735,
         333-20725, 333-27993, 333-28181, 333-46295, 333-47443, 333-47445,
         333-47733, 333-47735, 333-52399, 333-58695, 333-58697, 333-58701,
         333-65703, 333-70447, 333-74313, 333-86127, 333-87619, and 333-31466
         on Form S-8, and 333-67209 and 333-86035 on Form S-3.


We hereby consent to the incorporation by reference in the above Registration Statements of our reports dated January 24, 2000 on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which report is also included in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP
Detroit, Michigan
March 16, 2000